UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549
FORM 8‑K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934
May 24, 2017
Date of report (Date of earliest event reported)
Condor Hospitality Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
4800 Montgomery Lane, Suite 220
Bethesda, Maryland	20814
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 24, 2017, Condor Hospitality Trust, Inc. filed Articles of Amendment (the "Amendment"), as approved by its board of directors and shareholders, with the State Department of Assessments and Taxation of the State of Maryland  to amend its Amended and Restated Articles of Incorporation ("Articles").  The Amendment eliminates the requirement that the board of directors receive certain shareholder representations and undertakings in connection with conversions of 6.25% Series E Cumulative Convertible Preferred Stock as long as the board is able to obtain the opinion of counsel specified in Section (A)(7) of Article IX of the Articles.  The Articles, as amended, and the Amendment are filed with this Form 8-K as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by this reference.
Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits.
3.1  Amended and Restated Articles of Incorporation of the Company, as amended.
3.2  Articles of Amendment

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Condor Hospitality Trust, Inc.

Date: May 26, 2017	By: /s/ Arinn Cavey
Name: Arinn Cavey
Title: Chief Accounting Officer

EXHIBIT INDEX
Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of the Company, as amended

3.2	Articles of Amendment